QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(f)

FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

        As outlined in an e-mail from Del Bristol dated November 16, 2007 and in the documents with respect to which hyperlinks were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value ("discount options") and which vest after December 31, 2004.

        Family Dollar Stores, Inc. ("Family Dollar") has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. Family Dollar has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by 11:59 p.m., North Carolina Time, on December 18, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. This will be a one-time offer to amend your options. All of the details of Family Dollar's offer to you are included in the e-mail dated November 16, 2007. For more information on how to participate in the offer you may contact:

Lauren Merritt Family Dollar Stores, Inc. 10401 Monroe Road Matthews, North Carolina 28105 Phone: (704) 847-6961 Ext. 2145

FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

        As outlined in an e-mail dated November 16, 2007 and in the documents with respect to which hyperlinks were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value ("discount options") and which vest after December 31, 2004.

        Family Dollar Stores, Inc. ("Family Dollar") has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. Family Dollar has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by 11:59 p.m., North Carolina Time, on December 18, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. This will be a one-time offer to amend your options. All of the details of Family Dollar's offer to you are included in the e-mail dated November 16, 2007. For more information on how to participate in the offer you may contact:

Lauren Merritt Family Dollar Stores, Inc. 10401 Monroe Road Matthews, North Carolina 28105 Phone: (704) 847-6961 Ext. 2145

QuickLinks

  Exhibit (a)(1)(f)
FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES
FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES